Collective Brands Reports Second Quarter 2008 Financial Results

Net Earnings $8.1 Million, $0.13 per Share; Net Earnings $33.6 Million, $0.54 per Share Excluding Litigation Items(1)

TOPEKA, KS -- 09/03/2008 -- Collective Brands, Inc. (NYSE: PSS) today reported financial results for the second quarter ended August 2, 2008. Second quarter 2008 net earnings were $8.1 million, or $0.13 per diluted share including $36.2 million in pre-tax expenses, or $0.41 per share, related to litigation associated with the K-Swiss and adidas matters ("litigation items"). Excluding litigation items, Collective Brands' second quarter 2008 net earnings(1) were $33.6 million compared to second quarter 2007 net earnings of $24.9 million. Second quarter 2008 earnings per diluted share, excluding litigation items(1), were $0.54 an increase of 42.1% compared to second quarter 2007 earnings per diluted share of $0.38.

Collective Brands' second quarter 2008 net sales were $911.7 million, up 30.4%, and include the addition of Stride Rite. Net sales for Payless and Stride Rite were $704.4 million and $207.3 million, respectively, for the second quarter of 2008. Comparable store sales(2), including Payless Latin America, increased 0.2%, as higher retail prices offset lower unit volume.

"Our operating results in the second quarter of 2008 demonstrated the strength and resiliency of the hybrid business model we have created over the past 16 months. The success of our acquisitions, and the integration of those businesses into Collective Brands, is a strong testament to our people and their ability to accomplish that task while continuing to keep their focus on the business in spite of a difficult economy," said Matthew E. Rubel, Chairman, Chief Executive Officer and President. "International and wholesale sales increased with particular strength in Payless Latin America, Sperry Top-Sider, and Saucony. In addition, we increased market share, effectively managed inventory, controlled costs, and generated positive cash flow. Our strategy is to continue to invest in growth opportunities that our retail, wholesale and licensing platforms provide."

The gross margin rate for the second quarter of 2008 was 31.0%, which included $36.2 million of litigation items. Excluding the litigation items, the gross margin rate was 35.0%(1), up 60 basis points compared to the second quarter of 2007. Gross margin gains were driven primarily by higher average unit retail prices and more direct sourcing. This was partially offset by Stride Rite's lower gross margin rate and higher merchandise and occupancy costs.

Selling, general and administrative (SG&A) expenses were 28.4% of sales in the second quarter of 2008, an improvement of 30 basis points compared to the second quarter of 2007. The lower rate was due to the mix of including Stride Rite's lower SG&A rate in 2008. SG&A expenses were $259.2 million in the second quarter of 2008, up $58.2 million versus the prior year period due to the addition of Stride Rite.

Net interest expense in the second quarter of 2008 was $16.8 million compared to net interest expense of $0.8 million last year. The change was primarily due to an increase in borrowings to fund the acquisition of Stride Rite.

The second quarter 2008 income tax benefit was $2.8 million. The tax benefit was primarily due to a reduction in the 2008 effective tax rate driven by tax deductions for litigation items in the U.S., a relatively high tax rate jurisdiction. Excluding the impact of litigation items and discrete events associated with the resolution of outstanding tax audits, the Company anticipates an effective income tax rate of approximately 21% for 2008. Tax efficient business initiatives, including integration opportunities, are expected to have a long-term favorable impact to cash flow.

Collective Brands ended second quarter 2008 with $451.4 million in cash and cash equivalents compared to $327.4 million at the end of second quarter 2007.

Collective Brands inventory was $483.3 million at the end of second quarter 2008, up $113.3 million compared to the same period last year due to the addition of $136.9 million of Stride Rite inventory. Average inventory in Payless stores was down 2.4% versus second quarter 2007. Payless aged inventory was also lower than last year reflecting a cleaner inventory position.

Total debt at the end of the second quarter of 2008 was $1.1 billion. The increase in debt of $932.5 million over the comparable period last year is primarily due to the bank term loan related to the acquisition of Stride Rite and the use of the revolving credit facility. Net debt at the end of the second quarter of 2008 was $682.3 million, down $6.8 million compared to the end of the first quarter of 2008.

Year-to-date capital expenditures for 2008 totaled $78.2 million compared to $93.0 million in the prior year period. The decline was primarily due to investments last year in store technology and supply chain. During the second quarter 2008, Collective Brands added 17 new stores (13 Payless and 4 Stride Rite), closed 29 stores (28 Payless and 1 Stride Rite), and relocated 12 stores (10 Payless and 2 Stride Rite).

Retail Store Counts   2nd Quarter 2008  2nd Quarter 2007  1st Quarter 2008
                      ----------------- ----------------- -----------------
Payless                           4,547             4,560             4,562
Stride Rite                         351               330               348
Total Stores                      4,898             4,890             4,910

Note: The Stride Rite stores in 2nd quarter 2007 are not included in
Collective Brands' store counts because Collective Brands did not own these stores at the time.

Payless also opened its first four stores in Colombia during the third quarter of 2008.

Impact of Litigation

During the second quarter of 2008, the Company recognized $36.2 million of litigation items related to the previously disclosed K-Swiss settlement and the adidas litigation in cost of sales. The K-Swiss settlement, net of insurance recoveries of $1.0 million, totaled $29.0 million while K-Swiss and adidas litigation costs, primarily attorney fees, amounted to $7.2 million.

Last week, Collective Brands entered into a binding agreement with one of its insurers to be reimbursed for an additional $7.5 million related to the Company's settlement with K-Swiss. This insurance recovery will be recorded in Collective Brands' third quarter 2008 financial statements.

Outlook for Collective Brands

--  Collective Brands anticipates an operating profit growth rate in the mid-teens over time.  This long-term goal is predicated on low-single-digit comparable store sales growth.  This year, as previously disclosed, the
    Company anticipates that comparable store sales growth may be below its long-term goal.  Collective Brands intends to mitigate the anticipated near-
    term sales environment with prudent inventory and expense control.

--  Excluding the impact of purchase accounting, the Stride Rite acquisition is expected to be accretive to earnings in 2008 as Stride
    Rite's operating profit contribution including synergies is expected to exceed the incremental interest expense.  Due to the impact of purchase accounting, the Stride Rite acquisition is not expected to be earnings per share accretive in 2008 on a GAAP basis.

--  Capital expenditures in 2008 are expected to total approximately $130 million.

--  The 2008 effective tax rate is expected to be approximately 21%
    excluding litigation items and discrete events associated with the resolution of outstanding tax audits.

--  Depreciation and amortization in 2008 is expected to total approximately $145 million, due to greater investments in supply chain and stores in recent years as well as the 2007 acquisition of Stride Rite.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company of Payless ShoeSource, Stride Rite, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. Stride Rite markets the leading brand of high-quality children's shoes in the United States. Stride Rite also markets products for children and adults under well-known brand names, including Sperry Top-Sider, Saucony, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar matters. Statements including the words "expected," "should," or variations of such words and similar expressions are forward-looking statements. The Company notes that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of Collective Brands' business include, but are not limited to, the following: outcomes of litigation; the inability to renew material leases, licenses, or contracts upon their expiration; changes in consumer spending patterns; changes in consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the United States and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates; litigation including intellectual property and employment litigation; availability of suitable store locations on acceptable terms; the ability to terminate leases on acceptable terms; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; performance of partners in joint ventures; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; congestion at major ocean ports; changes in commodity prices such as oil; and changes in the value of the dollar relative to the Chinese Yuan and other currencies. See also "Risk Factors" in the Company's Form 10-K for the year ended February 2, 2008 and Form 10-Qs.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the company's accounting policies as described in the Company's 2007 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2007 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

(1) This release contains certain non-GAAP financial measures. In particular, Collective Brands provides historic diluted earnings per share, net income, and gross margin excluding the impact of litigation items associated with the K-Swiss and adidas matters, which are non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands business and provide useful information to both management and investors by excluding certain items that are not indicative of Collective Brands core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures for the quarter and full year.

(2) Comparable store sales include Payless stores from all regions. Latin America stores are newly included in the calculation because management believes their inclusion provides additional insight into the underlying drivers of sales performance as the growth in international sales continues to make Latin America a greater portion of the overall Payless results.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(Dollars and shares in
 millions, except per share
 data)                             13 Weeks Ended        26 Weeks Ended
                                --------------------  --------------------
                                August 2,  August 4,  August 2,  August 4,
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

Net sales                       $   911.7  $   699.3  $ 1,844.1  $ 1,427.9

Cost of sales                       628.9      458.7    1,256.2      918.4

                                ---------  ---------  ---------  ---------
Gross margin                        282.8      240.6      587.9      509.5

Selling, general and
 administrative expenses            259.2      201.0      523.0      410.9

Restructuring charges                   -        0.1        0.1        0.3

                                ---------  ---------  ---------  ---------
Operating profit from
 continuing operations               23.6       39.5       64.8       98.3

Interest expense                     20.7        4.8       39.2        9.6

Interest income                      (3.9)      (4.0)      (5.2)      (8.7)

                                ---------  ---------  ---------  ---------
Earnings from continuing
 operations before income
 taxes and minority interest          6.8       38.7       30.8       97.4

(Benefit) Provision for income
 taxes                               (2.8)      12.7       (0.5)      31.5

                                ---------  ---------  ---------  ---------
Earnings from continuing
 operations before minority
 interest                             9.6       26.0       31.3       65.9

Minority interest, net of
 income taxes                        (1.4)      (1.3)      (3.0)      (2.2)

                                ---------  ---------  ---------  ---------
Net earnings from continuing
 operations                           8.2       24.7       28.3       63.7

(Loss) Earnings from
 discontinued operations, net
 of income taxes and minority
 interest                            (0.1)       0.2       (0.5)       0.1

Net earnings                    $     8.1  $    24.9  $    27.8  $    63.8
                                =========  =========  =========  =========

Basic earnings per share:
  Earnings from continuing
   operations                   $    0.13  $    0.38  $    0.45  $    0.98
  Earnings (loss) from
   discontinued operations              -       0.01      (0.01)      0.01
Basic earnings per share        $    0.13  $    0.39  $    0.44  $    0.99
                                =========  =========  =========  =========

Diluted earnings per share:
  Earnings from continuing
   operations                   $    0.13  $    0.37  $    0.45  $    0.96
  Earnings (loss) from
   discontinued operations              -       0.01      (0.01)      0.01
Diluted earnings per share      $    0.13  $    0.38  $    0.44  $    0.97
                                =========  =========  =========  =========

Basic weighted average shares
 outstanding                         62.9       64.5       62.8       64.6

Diluted weighted average shares
 outstanding                         63.1       65.7       63.1       65.9

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                        AUGUST 2,   AUGUST 4,   FEBRUARY 2,
(dollars in millions)                      2008        2007        2008
                                        ----------  ----------  ----------

ASSETS:

Current assets:
    Cash and cash equivalents           $    451.4  $    327.4  $    232.5
    Restricted cash                              -         2.0           -
    Accounts receivable, net                 119.7         8.0        86.1
    Inventories                              483.3       370.0       470.1
    Prepaid expenses                          63.5        46.5        93.4
    Current deferred income taxes             40.9        16.8        23.8
    Other current assets                      21.6        16.9        31.5
    Current assets of discontinued
     operations                                0.9         0.8         0.8
                                        ----------  ----------  ----------
Total current assets                       1,181.3       788.4       938.2

Property and Equipment:
    Land                                       8.6         5.7         9.3
    Property, buildings and equipment      1,486.2     1,323.0     1,440.1
    Accumulated depreciation and
     amortization                           (938.9)     (868.6)     (898.4)
                                        ----------  ----------  ----------
    Property and equipment, net              555.9       460.1       551.0

Intangible assets, net                       545.4        94.7       559.5

Goodwill                                     324.1        40.2       321.0

Deferred income taxes                          0.7        47.0         1.5

Other assets                                  43.5        26.0        44.0
                                        ----------  ----------  ----------

TOTAL ASSETS                            $  2,650.9  $  1,456.4  $  2,415.2
                                        ==========  ==========  ==========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term
     debt                               $      7.4  $      0.3  $      7.4
    Notes payable                                -         2.0           -
    Accounts payable                         198.3       164.3       200.9
    Accrued expenses                         206.2       137.9       203.5
    Current liabilities of discontinued
     operations                                1.9         1.5         1.3
                                        ----------  ----------  ----------
Total current liabilities                    413.8       306.0       413.1

Long-term debt                             1,126.3       200.9       914.9
Other liabilities                            240.5       179.1       254.2
Deferred income taxes                        108.2         0.2       112.9
Minority interest                             19.2        11.5        17.2

Total shareowners' equity                    742.9       758.7       702.9
                                        ----------  ----------  ----------

TOTAL LIABILITIES AND SHAREOWNERS'
 EQUITY                                 $  2,650.9  $  1,456.4  $  2,415.2
                                        ==========  ==========  ==========

                          COLLECTIVE BRANDS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                          YTD Ended  YTD Ended  Year ended
                                          August 2,  August 4   February 2,
(dollars in millions)                       2008       2007        2008
                                          ---------  ---------  ----------

OPERATING ACTIVITIES:
Net earnings                              $    27.8  $    63.8  $     42.7
  Loss (earnings) from discontinued
   operations, net of income taxes and
   minority interest                            0.5       (0.1)          -
                                          ---------  ---------  ----------
  Adjustments for non-cash items included
   in net earnings:
        Loss on impairment and disposal
         of assets                              4.6        4.3         7.2
        Depreciation and amortization          70.0       50.3       117.3
        Provision for losses on accounts
         receivable                             1.5          -         1.5
        Share-based compensation expense        8.5        6.2        14.6
        Deferred income taxes                 (26.2)      (3.9)      (25.1)
        Minority interest, net of income
         taxes                                  3.0        2.2         7.7
        Income tax benefit from
         share-based compensation                 -        2.5         2.6
        Excess tax benefits from
         share-based compensation                 -       (2.4)       (2.4)
        Interest income on
         held-to-maturity investments             -       (0.6)       (0.6)
Changes in working capital:
        Accounts Receivable                   (34.7)      (2.9)       12.7
        Inventories                           (13.9)      (6.0)       80.6
        Prepaid expenses and other
         current assets                        39.4        1.4       (23.5)
        Accounts payable                        0.7      (20.3)      (42.0)
        Accrued expenses                        7.4      (38.7)      (30.7)
Changes in other assets and liabilities,
 net                                              -        6.8        31.5
Contributions to pension plans                 (1.6)         -        (0.8)
Net cash used in discontinued operations          -       (0.2)       (0.5)
                                          ---------  ---------  ----------

Cash flow provided by operating
 activities                                    87.0       62.4       192.8
                                          ---------  ---------  ----------

INVESTING ACTIVITIES:
Capital expenditures                          (78.2)     (93.0)     (167.4)
Restricted Cash                                   -          -         2.0
Proceeds from the sale of property and
 equipment                                      1.1        1.6         2.9
Intangible asset additions                        -          -        (0.6)
Purchases of investments                          -       (6.1)       (6.1)
Sales and maturities of investments               -       96.7        96.7
Acquisition of businesses, net of cash
 acquired                                         -      (93.2)     (877.7)
                                          ---------  ---------  ----------

Cash flow used in investing activities        (77.1)     (94.0)     (950.2)
                                          ---------  ---------  ----------

FINANCING ACTIVITIES:
Repayment of notes payable                        -          -        (2.0)
Issuance of debt                                  -          -       725.0
Proceeds from revolving loan facility         215.0          -           -
Repayment of debt                              (3.6)      (5.3)      (55.3)
Payment of deferred financing costs            (0.1)         -       (12.7)
Issuances of common stock                       0.6        7.8         8.7
Purchases of common stock                      (1.3)     (20.7)      (48.4)
Excess tax benefits from share-based
 compensation                                     -        2.4         2.4
Contributions by minority owners                2.6          -           -
Distribution to minority owners                (3.6)      (2.4)       (2.4)
                                          ---------  ---------  ----------

Cash flow provided by (used in) financing
 activities                                   209.6      (18.2)      615.3
                                          ---------  ---------  ----------

Effect of exchange rate changes on cash        (0.6)       5.8         3.2

Incease (Decrease) in cash and cash
 equivalents                                  218.9      (44.0)     (138.9)

Cash and cash equivalents, beginning of
 year                                         232.5      371.4       371.4
                                          ---------  ---------  ----------
Cash and cash equivalents, end of period  $   451.4  $   327.4  $    232.5
                                          =========  =========  ==========

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
                FOR THE THIRTEEN WEEKS ENDED AUGUST 2, 2008
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)

                                         As      Adjustment
                                      Reported       For
                                       (GAAP     Litigation      Non-GAAP
                                       Basis)      Charges        Basis
                                     ----------  ----------     ----------

Net sales                            $    911.7  $        -     $    911.7

Cost of sales                             628.9       (36.2)(a)      592.7

                                     ----------  ----------     ----------
Gross margin                              282.8        36.2          319.0

Selling, general and administrative
 expenses                                 259.2           -          259.2

Restructuring charges                         -           -              -

                                     ----------  ----------     ----------
Operating profit from continuing
 operations                                23.6        36.2           59.8

Interest expense                           20.7           -           20.7

Interest income                            (3.9)          -           (3.9)

                                     ----------  ----------     ----------
Earnings from continuing operations
 before income taxes and minority
 interest                                   6.8        36.2           43.0

(Benefit) provision for income taxes       (2.8)       10.7 (b)        7.9

                                     ----------  ----------     ----------
Earnings from continuing operations
 before minority interest                   9.6        25.5           35.1

Minority interest, net of income
 taxes                                     (1.4)          -           (1.4)

                                     ----------  ----------     ----------
Net earnings from continuing
 operations                                 8.2        25.5           33.7

Loss from discontinued operations,
 net of income taxes and minority
 interest                                  (0.1)          -           (0.1)

                                     ----------  ----------     ----------
Net earnings                         $      8.1  $     25.5     $     33.6
                                     ==========  ==========     ==========

Basic earnings per share:
  Earnings from continuing
   operations                        $     0.13  $     0.41     $     0.54
  Loss from discontinued
   operations                                 -           -              -
                                     ----------  ----------     ----------
Basic earnings per share:            $     0.13  $     0.41     $     0.54
                                     ==========  ==========     ==========

Diluted earnings per share
  Earnings from continuing
   operations                        $     0.13  $     0.41     $     0.54
  Loss from discontinued
   operations                                 -           -              -
                                     ----------  ----------     ----------
Diluted earnings per share           $     0.13  $     0.41     $     0.54
                                     ==========  ==========     ==========

Basic weighted average shares
 outstanding                               62.9        62.9           62.9

Diluted weighted average shares
 outstanding                               63.1        63.1           63.1

Notes to adjustments:

  (a) Represents the litigation charges.

  (b) Impact of litigation charges on the second quarter 2008 GAAP income tax provision.

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
              FOR THE TWENTY-SIX WEEKS ENDED AUGUST 2, 2008
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)

                                           Non-GAAP
                      As     Adjustment     Basis    Adjustment
                    Reported    For        Excluding    For
                     (GAAP   Litigation   Litigation Inventory    Non-GAAP
                     Basis)   Charges      Charges    Step-up      Basis
                    --------  --------     --------  --------     --------

Net sales           $1,844.1  $      -     $1,844.1  $      -     $1,844.1

Cost of sales        1,256.2     (66.2)(a)  1,190.0      (3.5)(c)  1,186.5

                    --------  --------     --------  --------     --------
Gross margin           587.9      66.2        654.1       3.5        657.6

Selling, general
 and administrative
 expenses              523.0         -        523.0         -        523.0

Restructuring
 charges                 0.1         -          0.1         -          0.1

                    --------  --------     --------  --------     --------
Operating profit
 from continuing
 operations             64.8      66.2        131.0       3.5        134.5

Interest expense        39.2         -         39.2         -         39.2

Interest income         (5.2)        -         (5.2)        -         (5.2)

                    --------  --------     --------  --------     --------
Earnings from
 continuing
 operations before
 income
 taxes and minority
 interest               30.8      66.2         97.0       3.5        100.5

(Benefit) provision
 for income taxes       (0.5)     18.2 (b)     17.7       1.3 (d)     19.0

                    --------  --------     --------  --------     --------
Earnings from
 continuing
 operations before
 minority interest      31.3      48.0         79.3       2.2         81.5

Minority interest,
 net of income
 taxes                  (3.0)        -         (3.0)        -         (3.0)

                    --------  --------     --------  --------     --------
Net earnings from
 continuing
 operations             28.3      48.0         76.3       2.2         78.5

Loss from
 discontinued
 operations, net of
 income taxes and
 minority interest      (0.5)        -         (0.5)        -         (0.5)

Net earnings        $   27.8  $   48.0     $   75.8  $    2.2     $   78.0
                    ========  ========     ========  ========     ========

Basic earnings per
 share:
   Earnings from
    continuing
    operations      $   0.45  $   0.76     $   1.21  $   0.04     $   1.25
   Loss from
    discontinued
    operations         (0.01)        -        (0.01)        -        (0.01)
Basic earnings per
 share:             $   0.44  $   0.76     $   1.20  $   0.04     $   1.24
                    ========  ========     ========  ========     ========

Diluted earnings
 per share
   Earnings from
    continuing
    operations      $   0.45  $   0.76     $   1.21  $   0.03     $   1.24
   Loss from
    discontinued
    operations         (0.01)        -        (0.01)        -        (0.01)
Diluted earnings
 per share          $   0.44  $   0.76     $   1.20  $   0.03     $   1.23
                    ========  ========     ========  ========     ========

Basic weighted
 average shares
 outstanding            62.8      62.8         62.8      62.8         62.8

Diluted weighted
 average shares
 outstanding            63.1      63.1         63.1      63.1         63.1

Notes to
 adjustments:

  (a) Represents the litigation charges.

  (b) Impact of litigation charges on the 2008 GAAP income tax provision.

  (c) Represents the flow through of Stride Rite inventory recorded at fair value.

  (d) Impact of the flow through of Stride Rite inventory recorded at fair value on the 2008 GAAP income tax provision.

Contact:
James Grant
Collective Brands, Inc.
(785) 559-5321